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                       AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT Among
                        AMERICAN ENTERPRISE LIFE INSURANCE COMPANY And
                           G.T. GLOBAL VARIABLE INVESTMENT TRUST And
                          G.T. GLOBAL VARIABLE INVESTMENT SERIES And
               GT GLOBAL, INC. (formerly G.T. Global Financial Services, Inc.)

This is an amendment to the February 10, 1995 Participation Agreement ("Agreement") among American Enterprise Life Insurance Company and G.T. Global Variable Investment Trust and G.T. Global Variable Investment Series and GT Global, Inc. (formerly G.T. Global Financial Services, Inc.).

Schedule A to the Agreement is amended to read as follows:

         American Enterprise Variable Annuity Account, established July 15, 1987 used to fund the flexible premium variable annuity contracts known as the AEL Personal Portfoliosm and the AEL Personal Portfolio Plus.


AMERICAN ENTERPRISE LIFE
INSURANCE COMPANY                        ATTEST:

Signature:  /s/  Ryan Larson             Signature:  /s/  William A. Stoltzmann

By:     Ryan Larson                      By:    William A. Stoltzmann

Title:  VP - Product Development         Title:   VP


G.T. GLOBAL VARIABLE                     G.T. GLOBAL VARIABLE
INVESTMENT TRUST                         INVESTMENT SERIES

Signature:                               Signature:

By:                                      By:

Title:                                   Title:



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GT GLOBAL, INC.

Signature:

By:

Title:


Date:________________, 1997